UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of Principal Executive Offices) (Zip Code)

(877) 358-3444

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 7.01. Regulation FD Disclosure and Other Events.

As disclosed in recent filings on Form 4, our Chief Executive Officer completed open market sales of a portion of his shares of our common stock. Since his appointment as Chief Executive in December 2020, Mr. Thom has received no cash compensation from the Company and has agreed to accept restricted shares in lieu of cash in payment of some of his accrued compensation. The recent sale of shares was for the purpose of satisfying tax obligations and to cover personal expenses. After giving effect for shares issued to Mr. Thom in 2021 as compensation and the recent sale of shares, Mr. Thom holds 1,368,657 shares of our common stock, an increase of 326,746 shares over his holdings of 1,041,911 shares as of January 1 of this year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on December 10, 2021.

United Health Products, Inc.

By:	/s/ Brian Thom
Brian Thom Principal Executive Officer

By:	/s/ Kristofer Heaton
Kristofer Heaton
Principal Financial Officer

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